Exhibit 23(b)



                                   Balch & Bingham
                                 Birmingham, Alabama











                                     May 19, 1995



          Georgia Power Company
          333 Piedmont Avenue, N.E.
          Atlanta, Georgia  30308

          Ladies and Gentlemen:

               We hereby consent to the reference to our firm under the caption "Legal Opinions and Experts" in the Prospectus Supplement of Georgia Power Company (the "Company") dated May 17, 1995, relating to $75,000,000 aggregate principal amount of First Mortgage Bonds, 7.70% Series due May 1, 2025, and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated May 17, 1995.

                                             Very truly yours,

                                             /s/Balch & Bingham